                                                                  Exhibit (h)(2)

                            ADMINISTRATION AGREEMENT


                  Agreement dated as of March 1, 2000 by and between State Street Bank and Trust Company, a Massachusetts trust company (the
"Administrator"), and State Street Master Funds (the "Trust").

                  WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Trust desires to retain the Administrator to furnish certain administrative services to the Trust, and the Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.       APPOINTMENT OF ADMINISTRATOR

                  The Trust hereby appoints the Administrator to act as administrator with respect to the Trust for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

                  The Trust will initially consist of the Funds listed in Schedule A to this Agreement. In the event that the Trust establishes one or more additional Funds with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Trust shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Fund shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Trust and its Funds) may be modified with respect to each additional Fund in writing by the Trust and the Administrator at the time of the addition of the Fund.

2.       DELIVERY OF DOCUMENTS

                  The Trust will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

                  a.       The Trust's Declaration of Trust;

                  b. The Trust's currently effective registration statement under the 1940 Act and the Trust's Prospectus(es) and Statement(s) of Additional Information relating to all Funds and all amendments and supplements thereto as in effect from time to time;

                  c. Certified copies of the resolutions of the Board of Trustees of the Trust (the "Board") authorizing (1) the Trust to enter into this Agreement and (2) certain individuals on behalf of the Trust to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

                  d. A copy of the investment advisory agreement between the Trust and its investment adviser;

                  e. Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.       REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

                  The Administrator represents and warrants to the Trust that:

                  a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

                  b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

                  c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

                  d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

                  e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4.     REPRESENTATIONS AND WARRANTIES OF THE TRUST

                  The Trust represents and warrants to the Administrator that:

                  a. It is a trust, duly organized, existing and in good standing under the laws of The Commonwealth of Massachusetts;

                  b. It has the corporate power and authority under applicable laws and by its Declaration of Trust and by-laws to enter into and perform this Agreement;

                  c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

                  d. It is an investment company properly registered under the 1940 Act;

                  e. A registration statement under the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants to the Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its interests have been made;

                  f. No legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

                  g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

                  h. As of the close of business on the date of this Agreement, the Trust is authorized to issue interests, and it will initially offer interests, in the authorized amounts as set forth in Schedule A to this Agreement.

5.       ADMINISTRATION SERVICES

                  The Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the Trust and the review and comment by the Trust's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the Administrator:

                  a. Oversee the determination and publication of the Trust's net asset value in accordance with the Trust's policy as adopted from time to time by the Board;

                  b. Oversee the maintenance by the Trust's custodian of certain books and records of the Trust as required under Rule 31a-1(b) of the 1940 Act;

                  c. Prepare the Trust's federal, state and local income tax returns for review by the Trust's independent accountants and filing by the Trust's treasurer;

                  d. Review calculation, submit for approval by officers of the Trust and arrange for payment of the Trust's expenses;

                  e. Prepare for review and approval by officers of the Trust financial information for the Trust's semi-annual and annual reports, proxy statements and other communications required or otherwise to be sent to Trust interest holders, and arrange for the printing and dissemination of such reports and communications to record and beneficial interestholders;

                  f. Prepare for review by an officer of and legal counsel for the Trust the Trust's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and such other reports, forms or filings as may be mutually agreed upon;

                  g. Prepare reports relating to the business and affairs of the Trust as may be mutually agreed upon and not otherwise prepared by the Trust's investment adviser, custodian, legal counsel or independent accountants;

                  h. Prepare recommendations as to each Fund's income and capital gains available for distribution; calculate such distributions for each Fund in accordance with applicable regulations and the distribution policies set forth in the Trust's registration statement, and assist Trust management in making final determination of distribution amounts;

                  i. Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request;

                  j. Make such reports and recommendations to the Board concerning the performance and fees of the Trust's custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Board may reasonably request or deems appropriate;

                  k. Oversee and review calculations of fees paid to the Trust's investment adviser, custodian and Transfer Agent;

                  l. Consult with the Trust's officers, independent accountants, legal counsel, custodian and Transfer Agent in establishing the accounting policies of the Trust;

                  m. Respond to, or refer to the Trust's officers or the Transfer Agent, interestholder inquiries relating to the Trust;

                  n. Provide periodic testing of portfolios to assist the Trust's investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and Trust prospectus limitations as may be mutually agreed upon;

                  o. Review and provide assistance on interestholder communications;

                  p.       Maintain general corporate calendar;

                  q. Maintain copies of the Trust's Declaration of Trust and by-laws;

                  r. File annual and semi-annual interest holder reports with the appropriate regulatory agencies; review text of "President's letters" to interest holders and "Management's Discussion of Trust Performance" (which shall also be subject to review by the Trust's legal counsel);

                  s. Organize, attend and prepare minutes of interestholder meetings;

                  t. Provide consultation on regulatory matters relating to portfolio management, Trust operations and any potential changes in the Trust's investment policies, operations or structure; act as liaison to legal counsel to the Trust and, where applicable, to legal counsel to the Trust's independent Board members;

                  u. Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Trust, update the Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

                  v. Develop or assist in developing guidelines and procedures to improve overall compliance by the Trust and its various agents;

                  w. Counsel and assist the Trust in the handling of routine regulatory examinations and work closely with the Trust's legal counsel in response to any non-routine regulatory matters;

                  Subject to review and comment by the Trust's legal counsel:

                  x. Prepare and file with the SEC amendments to the Trust's registration statement, including updating the Prospectus and Statement of Additional Information, where applicable;

                  y. Prepare and file with the SEC proxy statements; provide consultation on proxy solicitation matters;

                  z. Prepare agenda and background materials for Board meetings, make presentations where appropriate, prepare minutes and follow-up on matters raised at Board meetings;

                  aa.      Prepare and file with the SEC Rule 24f-2 notices;

                  bb. Perform Blue Sky services pursuant to the specific instructions of the Trust and as detailed in Schedule B to this Agreement; and

The Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

6.       FEES; EXPENSES; EXPENSE REIMBURSEMENT

                  The Administrator shall receive from the Trust such compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and described in the then current Prospectus, and initially set forth as an annual fee in the Custody, Accounting, Transfer Agent, Fund Administration and Advisory Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Trust shall reimburse the Administrator for its out-of-pocket costs incurred in connection with this Agreement.

                  The Trust agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Trust through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Trust's behalf at the Trust's request or with the Trust's consent.

                  The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator or another party. Expenses to be borne by the Trust, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Trust directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of interestholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Trust; costs incidental to the preparation, printing and distribution of the Trust's registration statements and any amendments thereto and interestholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Trust's tax returns, Form N-1A and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Trust's net asset value.

                  The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7.     INSTRUCTIONS AND ADVICE

                  At any time, the Administrator may apply to any officer of the Trust for instructions and may consult with its own legal counsel or outside counsel for the Trust or the independent accountants for the Trust at the expense of the Trust, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by the Trust, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.       LIMITATION OF LIABILITY AND INDEMNIFICATION

                  The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the gross negligence or willful misconduct of the Administrator, its officers or employees. The Administrator shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, the Administrator's liability under this Agreement shall be limited to two times its total annual compensation earned and fees paid hereunder during the preceding twelve months for any liability or loss suffered by the Trust including, but not limited to, any liability relating to qualification of the Trust as a regulated investment company or any liability relating to the Trust's compliance with any federal or state tax or securities statute, regulation or ruling.

                  The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

                  The Trust shall indemnify and hold the Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Trust, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own gross negligence or willful misconduct.

                  The indemnification contained herein shall survive the termination of this Agreement.

9.     CONFIDENTIALITY

                  The Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Trust or its interestholders or interestholder accounts and will not disclose the same to any person except at the request or with the written consent of the Trust.

10.    COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

                  The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

                  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

11.    SERVICES NOT EXCLUSIVE

                  The services of the Administrator to the Trust are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

12.    TERM, TERMINATION AND AMENDMENT

                  This Agreement shall become effective on the date of its execution and shall remain in full force and effect from the effective date for an initial term of two years from the effective date and shall automatically continue in full force and effect after such initial term unless either party terminates this Agreement by written notice to the other party at least sixty
(60) days prior to the expiration of the initial term. Either party may terminate this Agreement at any time after the initial term upon at least sixty
(60) days' prior written notice to the other party. Termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement with respect to any other Fund. Upon termination of this Agreement, the Trust shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13.    NOTICES

                  Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the Trust:____________, Attn: _____________, fax: _____________; if to the
Administrator: State Street Bank and Trust Company, 2 Avenue de Lafayette, Boston, Massachusetts 02111, Attn: Fund Administration Legal Department, fax:
617-662-3805.

14.    NON-ASSIGNABILITY

                  This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that the Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Administrator.

15.    SUCCESSORS

                  This Agreement shall be binding on and shall inure to the benefit of the Trust and the Administrator and their respective successors and permitted assigns.

16.    ENTIRE AGREEMENT

                  This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17.    WAIVER

                  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18.    SEVERABILITY

                  If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19.    GOVERNING LAW

                  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.


20.    REPRODUCTION OF DOCUMENTS

                  This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

20.    LIMITATION OF LIABILITY

                  The First Amended and Restated Declaration of Trust dated November 1, 1999, establishing the Trust, which is hereby referred to and a copy of which is on file with the Secretary of The Commonwealth of Massachusetts, provides that the name State Street Master Trust means the Trustees from time to time serving (as Trustees but not personally) under such Declaration of Trust. It is expressly acknowledged and agreed that the obligations of the Trust hereunder shall not be binding upon any of the interestholders, Trustees, officers, employees or agents of the Trust, personally, but shall bind only the trust property of the Trust, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.


       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                         STATE STREET MASTER FUNDS

                         By:      /s/James B. Little
                                  ------------------
                         Name:    James B. Little
                         Title:   President and Treasurer


                         STATE STREET BANK AND TRUST COMPANY

                         By:      /s/Kathleen C. Cuocolo
                                  ----------------------
                         Name:    Kathleen C. Cuocolo
                         Title:   Senior Vice President

ADMINISTRATION AGREEMENT


                                   SCHEDULE A
                    LISTING OF FUNDS AND AUTHORIZED INTERESTS

Fund                                                        Authorized Interests
--------------------------------------------------------------------------------
State Street Equity 500 Index Portfolio                     Unlimited
State Street Equity 2000 Index Portfolio                    Unlimited
State Street Equity 400 Index Portfolio                     Unlimited
State Street MSCI EAFE Index Portfolio                      Unlimited
State Street Aggregate Bond Index Portfolio                 Unlimited

ADMINISTRATION AGREEMENT



                                   SCHEDULE B
                               NOTICE FILING WITH
                         STATE SECURITIES ADMINISTRATORS

AT THE SPECIFIC DIRECTION OF THE TRUST, THE ADMINISTRATOR WILL PREPARE REQUIRED DOCUMENTATION AND MAKE NOTICE FILINGS IN ACCORDANCE WITH THE SECURITIES LAWS OF EACH JURISDICTION IN WHICH TRUST INTERESTS ARE TO BE OFFERED OR SOLD PURSUANT TO INSTRUCTIONS GIVEN TO THE ADMINISTRATOR BY THE TRUST.

THE TRUST SHALL BE SOLELY RESPONSIBLE FOR THE DETERMINATION (i) OF THOSE JURISDICTIONS IN WHICH NOTICE FILINGS ARE TO BE SUBMITTED AND (ii) THE NUMBER OF TRUST INTERESTS TO BE PERMITTED TO BE SOLD IN EACH SUCH JURISDICTION. IN THE EVENT THAT THE ADMINISTRATOR BECOMES AWARE OF (a) THE SALE OF TRUST INTERESTS IN A JURISDICTION IN WHICH NO NOTICE FILING HAS BEEN MADE OR (b) THE SALE OF TRUST INTERESTS IN EXCESS OF THE NUMBER OF TRUST INTERESTS PERMITTED TO BE SOLD IN SUCH JURISDICTION, THE ADMINISTRATOR SHALL REPORT SUCH INFORMATION TO THE TRUST, AND IT SHALL BE THE TRUST'S RESPONSIBILITY TO DETERMINE APPROPRIATE CORRECTIVE ACTION AND INSTRUCT THE ADMINISTRATOR WITH RESPECT THERETO.

The Blue Sky services shall consist of the following:

         1.       Filing of Trust's Initial Notice Filings, as directed by the
                  Trust;

         2.       Filing of Trust's renewals and amendments as required;

         3. Filing of amendments to the Trust's registration statement where required;

         4.       Filing Trust sales reports where required;

         5. Payment at the expense of the Trust of all Trust Notice Filing fees;

         6. Filing the Prospectuses and Statements of Additional Information and any amendments or supplements thereto where required;

         7.       Filing of annual reports and proxy statements where required;
                  and

         8. The performance of such additional services as the Administrator and the Trust may agree upon in writing.

Unless otherwise specified in writing by the Administrator, Blue Sky services by the Administrator shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by the Trust or its legal counsel. In connection with the services described herein, the Trust shall issue in favor of the Administrator a power of attorney to submit Notice Filings on behalf of the Trust, which power of attorney shall be substantially in the form of Exhibit I attached hereto.

                                    EXHIBIT I

                            LIMITED POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, as of _____________________, that State Street Master Funds with principal offices at 225 Franklin Street, Boston, Massachusetts 02110 (the "Trust") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Administrator") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. REGISTRATION OF TRUST INTERESTS. The power to register shares of each series of the Trust in each jurisdiction in which each series of Trust interests are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Trust applications, including without limitation, applications to register interests, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgment of the Administrator in connection with the registration of Trust interests.

2. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager, or Senior Blue Sky Administrator at the Administrator shall have authority to act on behalf of the Trust with respect to item 1 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Administrator of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Administrator as or otherwise authorize the Administrator to act as an officer, director or employee of the Trust.

IN WITNESS WHEREOF, the Trust has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.



By:
   -------------------------------

Name:
     -----------------------------

Title:
      ----------------------------

                                    EXHIBIT A

                        INVESTMENT ADVISORY FEE SCHEDULE

         SSgA Funds Management, Inc. will bear the cost of providing administration, custody and transfer agency services to each of the Portfolios listed below. As consideration for the SSgA Funds Management, Inc.'s services as adviser, and State Street Bank and Trust Company's services as administrator, transfer agent and custodian to each of the following Portfolios (and for assuming ordinary operating expenses of the Portfolios, including ordinary legal and audit expenses), SSgA Funds Management, Inc. shall be entitled to receive from each Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Portfolio's average daily net assets during the month:

                                                                 Annual percentage of
         Fund                                                 average daily net assets
         -------------------------------------------------------------------------------
         STATE STREET EQUITY 500 INDEX PORTFOLIO                         .045%
         STATE STREET EQUITY 2000 INDEX PORTFOLIO                        .10%
         STATE STREET EQUITY 400 INDEX PORTFOLIO                         .08%
         STATE STREET MSCI(R) EAFE(R) INDEX PORTFOLIO                    .15%
         STATE STREET AGGREGATE BOND INDEX PORTFOLIO                     .10%

         As consideration for the SSgA Funds Management, Inc.'s services as investment adviser to the State Street Money Market Portfolio and the State Street U.S. Government Money Market Portfolio (the "Money Market Portfolios"), SSgA Funds Management, Inc. shall be entitled to receive from each Money Market Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Money Market Portfolio's average daily net assets during the month:

         Fund                                                 average daily net assets
         -----------------------------------------------------------------------------
         STATE STREET MONEY MARKET PORTFOLIO                             .10%
         STATE STREET U.S. GOVERNMENT MONEY MARKET PORTFOLIO             .10%

         SSgA Funds Management, Inc. hereby instructs the Portfolios to pay the above referenced fees to State Street Bank and Trust Company until further notice.

                                    EXHIBIT A

                  CUSTODY AGREEMENT, ADMINISTRATION AGREEMENT,
             AND TRANSFER AGENCY AND SERVICE AGREEMENT FEE SCHEDULE

         As consideration for the State Street Bank and Trust Company's services as administrator, transfer agent and custodian to the State Street Money Market Portfolio and the State Street U.S. Government Money Market Portfolio (the "Money Market Portfolios"), State Street Bank and Trust Company shall be entitled to receive from each Money Market Portfolio an annual fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month, of the following annual percentages of each Money Market Portfolio's average daily net assets during the month:

         Fund                                                 average daily net assets
         -----------------------------------------------------------------------------
         STATE STREET MONEY MARKET PORTFOLIO                           .04%
         STATE STREET U.S. GOVERNMENT MONEY MARKET PORTFOLIO           .04%